                                                        Composite Conformed Copy
                                                                       Exhibit 4
                                AMENDMENT NO. 3


          AMENDMENT NO. 3 dated as of March 31, 1995 to the AMENDMENT AND RESTATEMENT dated as of April 28, 1993 of CREDIT AGREEMENT dated as of April 21, 1992 between THE FIRST AMERICAN FINANCIAL CORPORATION (the "Company"), the
                                                            -------
lenders party thereto (the "Lenders") and THE CHASE MANHATTAN BANK (NATIONAL
                            -------
ASSOCIATION), as agent (the "Agent") for the Lenders (such Amendment and
                             -----
Restatement, as amended by Amendment No. 1 thereto dated as of March 31, 1994 and Amendment No. 2 thereto dated as of November 22, 1994, being herein called the "Credit Agreement").
     ----------------

          The Company has requested that the Lenders agree to certain amendments of the Credit Agreement. The Lenders are willing to do so on the terms and conditions contained herein.

          Accordingly, the parties hereto hereby agree as follows :

          SECTION 1. DEFINITIONS. Terms defined in the Credit Agreement shall
                     -----------
have the same meanings when used herein.


          SECTION 2.  AMENDMENTS OF CREDIT AGREEMENT.  Effective as of March 31,
                      ------------------------------
1995 but subject to Section 3 hereof, the Credit Agreement is hereby amended as follows:

          A. Section 1.01 of the Credit Agreement is amended by (1) deleting the definition of "Fixed Charge Coverage Ratio" and (2) inserting the following new defined terms in the appropriate alphabetical order:

          "Available Cash" shall mean, for any Computation Date, the sum of the
           --------------
     following (without duplication): (a) cash, Permitted Investments and balances in operating deposit accounts with banks held by the Company and Non-Regulated First Tier Subsidiaries as at such Computation Date that are not subject to any Liens (provided that such cash, Permitted Investments and balances held by any Non-Regulated First-Tier Subsidiary shall be taken into account only if and to the extent an amount equal to the aggregate amount thereof may be distributed by such Subsidiary to the Company on such Computation Date and thereafter during the next succeeding Computation Period under any legal, regulatory, contractual or other restrictions on distributions by such Subsidiary to the Company) plus (b) the aggregate of the Dividend Capacity Amounts for the Regulated First-Tier Subsidiaries for such Computation Period minus (or plus, in the case of a negative number)
     (c) the sum of (1) the aggregate principal amount of the New Revolving Credit Loans outstanding on such Computation Date minus (2) the aggregate principal amount of the New Revolving Credit Loans outstanding on the last day of the fiscal quarter of the Company next preceding the fiscal quarter in which such Computation Date occurs minus (or plus, in the case of a negative number) (d) the sum of (1) the aggregate principal amount of loans and advances made to the Company by Regulated First-Tier Subsidiaries outstanding on such Computation Date minus (2) the aggregate principal amount of such loans and advances outstanding on the last day of the fiscal quarter of the Company next preceding the fiscal quarter in which such Computation Date occurs plus (e) the sum of (without duplication) (1) the aggregate amount of payments made by the Company in cash during the fiscal quarter of the Company ending on such Computation Date in respect of acquisitions made as permitted by Section 8.05(a) hereof plus (2) capital contributions made by the Company to its Subsidiaries during such fiscal quarter plus (3) Dividend Payments made during such fiscal quarter plus (4) payments made by the Company pursuant to its 401(k) Savings Plan during such fiscal quarter to match contributions made by participants in such Plan plus (5) payments made by the Company during such fiscal quarter to its Employee Stock Ownership Trust to fund repurchases by such Trust of shares of capital stock of the Company (except that the sum provided for in this clause (e) shall not exceed the aggregate of the amounts subtracted pursuant to clauses (c) and (d) above in determining Available Cash for such Computation Date); provided that none of the calculations provided for by clauses (c), (d) and (e) above shall be taken into account in determining Available Cash for the Computation Date occurring on March 31, 1995.

          "Computation Period" shall mean each period of four consecutive fiscal
           ------------------
     quarters of the Company, the first of which shall commence on April 1, 1995.

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          "Computation Date" shall mean the last day of each fiscal quarter of
           ----------------
     the Company, the first of which shall occur on March 31, 1995.

          "Dividend Capacity Amount" shall mean, when used with respect to any
           ------------------------
     Regulated First-Tier Subsidiary, for any Computation Period, the maximum amount of dividends that such Subsidiary is permitted to pay to the Company on the first day of such Computation Period on the shares of capital stock of such Subsidiary held by the Company under the laws and regulations applicable to such Subsidiary determined in accordance with the statutory or regulatory accounting principles applicable to such Subsidiary (and taking account of any orders, decrees, memoranda of understanding and other actions by, or agreements with, the Applicable Bank Regulatory Authority or Applicable Insurance Regulatory Authority, as the case may be, having jurisdiction over such Subsidiary and any contractual or other restrictions affecting the payment of dividends by such Subsidiary); provided that, for purposes of this definition, (a) statutory or regulatory limitations on the payment of dividends by such Subsidiary based on the surplus or retained earnings of such Subsidiary determined as of the last day of the fiscal year of such Subsidiary next preceding such Computation Period shall be determined (if the Computation Date next preceding such Computation Period is later than such last day) as of such Computation Date and (b) statutory or regulatory limitations on the payment of dividends by such Subsidiary based on the net income of such Subsidiary for a period comprising one or more fiscal years of such Subsidiary next preceding such Computation Period shall be determined (if the Computation Date next preceding such Computation Period is later than the last day of the last such fiscal year) for a period having a duration equal to the same number of months in such fiscal year or fiscal years but ending on such Computation Date.

          "Non-Regulated First-Tier Subsidiary" shall mean any Subsidiary of the
           -----------------------------------
     Company (other than a Regulated First-Tier Subsidiary) owned directly by the Company.

          "Pro Forma Fixed Charge Coverage Ratio" shall mean, as at the first
           -------------------------------------
     day of any each Computation Period, the ratio of (a) Available Cash for the Computation Date next preceding such Computation Period to (b) Pro Forma Fixed Charges for such Computation Period.

          "Pro Forma Fixed Charges" shall mean, for any Computation Period, the
           -----------------------
     sum of the following (without duplication): (a) all payments of principal of Indebtedness scheduled to be made by the Company and the Non-Regulated First-Tier Subsidiaries during such Computation Period plus (b) all
                                                            ----
     payments of interest in respect of Indebtedness of the Company and the Non-Regulated First-Tier Subsidiaries estimated to be made during such Computation Period (determined, in the case of any such interest payable on a floating rate basis during such Computation Period, at the applicable floating rate as in effect on the Computation Date next preceding such Computation Period) plus (c) net Federal, state and local income taxes payable (or minus net Federal, state and local income taxes receivable) by the Company as of such Computation Date plus (d) Dividend Payments estimated to be made during such Computation Period (such estimate to take account of changes in the outstanding shares of capital stock of the Company, the respective rates at which dividends are payable on such shares and other factors affecting the amount of Dividend Payments to become effective during such Computation Period all to the extent such changes have been approved by the Board of Directors of the Company prior to such Computation Period).

          "Regulated First-Tier Subsidiary" shall mean any Subsidiary of the
           -------------------------------
     Company that is an Insurance Company directly owned by the Company or a Bank Subsidiary directly owned by the Company.

          B. Section 8.01 of the Credit Agreement is amended by inserting the following at the end of the last sentence of said Section 8.01:

     (such certificate to include, with respect to said Section 8.11, (I) a description in reasonable detail of the assumptions underlying the estimates used in determining Pro Forma Fixed Charges for the Computation Period commencing on the day next following the last day of such fiscal period or fiscal year and a certification that such assumptions and estimates are reasonable and were made in good faith and (II) if such Computation Period commences on or after July 1, 1995, a description in reasonable detail of any material differences between such assumptions and the corresponding assumptions underlying the estimates used in determining Pro Forma Fixed Charges for the then next preceding Computation Period and the reasons therefor)

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

          C. Section 8.09 of the Credit Agreement is amended to read as follows:

          8.09  Stockholders' Equity.  The Company will not permit Stockholders'
                --------------------
     Equity to be less than $265,000,000 at any time.

          D. Section 8.11 of the Credit Agreement is amended to read as follows:

          8.11  Pro Forma Fixed Charge Coverage Ratio.  The Company will not
                -------------------------------------
     permit the Pro Forma Fixed Charge Coverage Ratio for the Computation Period commencing on the first day of any fiscal quarter of the Company to be less than 1.4 to 1.

          E. Each reference in the Credit Agreement to the Credit Agreement (including references such as "herein", "hereunder" and the like) is amended to refer to the Credit Agreement as amended hereby and (unless the context otherwise requires) to this Amendment.

          F. Except as hereby expressly amended, the Credit Agreement shall remain in full force and effect.


          SECTION 3.   EFFECTIVENESS OF AMENDMENTS.  The amendments provided for
                       ---------------------------
by Section 2 hereof shall become effective upon the satisfaction of the following conditions precedent (except, other than in the case of the condition precedent specified in clause (a) below, to the extent waived by or with the consent of the Majority Lenders): (a) the execution and delivery by the Agent of a counterpart of this Amendment and the receipt by the Agent of counterparts of this Amendment executed and delivered by the Company and Lenders constituting the Majority Lenders; (b) the receipt by the Agent of evidence satisfactory to Milbank, Tweed, Hadley & McCloy of the due authorization, execution and delivery by the Company of this Amendment; and (c) the receipt by the Agent of a certificate of a senior officer of the Company to the effect that no Default under the Credit Agreement (as amended hereby) has occurred and is continuing. The Agent will advise the Company and the Lenders when such conditions have been so satisfied (or waived as aforesaid).


          SECTION 4.  EXPENSES.  The Company hereby confirms its obligations
                      --------
under Section 11.03(a)(ii) of the Credit Agreement with respect to the reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy) in connection with the negotiation, preparation, execution and delivery of this Amendment).

          SECTION 5.  COUNTERPARTS.  This Amendment may be executed in any
                      ------------
number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by executing any such counterpart.

          SECTION 6.  NEW YORK LAW.  This Amendment shall be governed by and
                      ------------
construed in accordance with the laws of the State of New York.

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

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                            THE FIRST AMERICAN FINANCIAL
                             CORPORATION


                            By  /s/ Thomas A. Klemens
                              -----------------------
                             Title:  Vice President/Chief Financial Officer


                            By  /s/ Parker S. Kennedy
                              -----------------------
                             Title:  President

                            THE CHASE MANHATTAN BANK, N.A.


                            By  /s/ Robert A. Foster
                              ----------------------
                             Title:

                            FIRST INTERSTATE
                             BANK OF CALIFORNIA


                            By  /s/ Marla W. Johnson
                              ----------------------
                             Title:  Vice President

                            IMPERIAL BANK


                            By  /s/ Paul Krupela
                              ------------------
                             Title: Vice President

                            SANWA BANK CALIFORNIA


                            By  /s/ Art Dunbar
                              ----------------
                             Title: Vice President

                            UNION BANK


                            By  /s/ D.S. Lambell
                              ------------------
                             Title:  Vice President

                            NBD BANK


                            By  /s/ Richard J. Johnsen
                              ------------------------
                             Title:  Vice President

                            THE CANADA LIFE
                             ASSURANCE COMPANY

                             MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, as Trustee on behalf
                              of The Canada Life Assurance Company


                            By
                               --------------------------------------
                               Title:

                            THE CHASE MANHATTAN BANK, N.A.,
                             as Agent


                            By  /s/ Robert A. Foster
                               --------------------------------------
                               Title:

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